                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under caption "Experts" and to the use of our report dated March 23, 1994, with respect to the financial statements of Slash Corporation included in the Registration Statement on Form S-1 and related Prospectus of GT Interactive Software Corporation for the registration of shares of its Common stock.

                                          MCLAUGHLIN & ASSOCIATES

Minneapolis, Minnesota

October 25, 1996